STATE OF NEVADA

ROSS MILLER

Secretary of State

OFFICE OF THE
SECRETARY OF STATE

SCOTT W. ANDERSON

Deputy Secretary
for Commercial Recordings

Certified Copy

February 24, 2011

Job Number:              C20110225-0103
Reference Number:

Expedite: Through Date:

Document Number(s)	Description	Number of Pages
20110140463-02	Certificate of Correction	1 Pages/1 Copies
Document Number(s)	Description	Number of Pages
20110140463-02	Certificate of Correction	1 Pages/1 Copies

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s  Office,  Commercial  Recordings  Division  listed  on  the  attached report.

Certified By: Richard Sifuentes
Certificate Number: C20110225-0103

You may verify this certificate online at http://www.nvsos.gov/

Respectfully,

ROSS MILLER Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520 (775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78,

78A, 80, 81, 82, 84,86, 87, 87A, 88,

88A, 89 AND 92A)

11111111111111111111111111111111 11111111
•090401•

Filed in the office of   Document Number
,:;:?
20110140463-02

Filing Date and Time
Ross Miller                           0       2/24/2011 2:15PM
Secretary of State                                Entity Number
State of Nevada                           C8080-1990

USE BLACK INK ONLY·DO NOT HIGHLIGHT

Certificate of Correction

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84,86, 87,

1. The name of the entity for which correction is being made:
r-- -·-  ··---- --..-
L-:PctroJoumCo<p:tion                                                   -----------------

87A, 88, 88A, 89 and 92A)

I

2. Description of the original document for which correction is being

--           --                    _j

made:
[------------------------------------------------------------------- -----------------------------------------··-·--------- --- I
Certificate of Amendment of Articles of Incorporation.
L                           --

                                                       -  !
--·                 ----------
3. Filing date of the original document for which correction is being made:                                                                                                                                              I  August 17, 2000 ]

4. pe cription C>tth i!] gc:ura Y._2..9 f < t__ _

_ _                    .

The Certificate of Amendment incorrectly and inadvertently omitted a sentence denying cumulative voting and preemptive rights from Article Fourth which had been included in the original Articles of Incorporation.

- -_Q<_:>f! 9J!Pn_of th _lr:!_ _ccU!_f!Y or d fect:

         ·

The following sentence is added to Article Fourth, subsection (a):  "The shares of common stock shall not be entitled to cumulative voting and shall not have preemptive rights to subscribe for or to purchase any additional shares of the corpomtion's capital stock."

6. Signature:

Authorized Sign ure

*If entity Is a corporation, It must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This fonn must be accompanied by appropriate fees.                                                                                                              Nevada Secretary of State Correction
Revised: 3-26-09